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                                                                   EXHIBIT 10.26


                              TERMINATION AGREEMENT
                              ---------------------

     THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of March 17, 2005, by and between VOYAGER ONE, INC., a Nevada corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:
                                    ---------

     WHEREAS, the Company and the Investor entered into an Standby Equity Distribution Agreement (the "Standby Equity Distribution"); a Registration Rights Agreement (the "Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); a Placement Agent Agreement (the "Placement Agent Agreement"); and a Compensation Debenture in the amount of Seven Hundred Forty Thousand Dollars ($740,000) (the "Compensation Debenture"), all of which are dated June 10, 2004 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Escrow Agreement, Placement Agent Agreement and the Compensation Debenture are referred to as the "Transaction Documents."

     NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

     2. Structuring Fees. The Investor shall retain all structuring fees and shall apply the same to any future financing provided to the Company.

     3. Placement Agent Fees. The Convertible Debenture issued to Newbridge Securities Corporation dated May 14, 2004 in the amount of Ten Thousand Dollars ($10,000) pursuant to the Placement Agent Agreement is hereby terminated. Newbridge Securities Corporation shall return the original Convertible Debenture to the Company within ten (10) days of this Termination Agreement.


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     IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

VOYAGER ONE, INC.                            CORNELL CAPITAL PARTNERS, LP

By: /S/ Sebastien C. DuFort                  By: Yorkville Advisors, LLC
    ------------------------------
    Name: Sebastien C. DuFort                Its: General Partner
    Title: President
                                             By: /S/ Mark A. Angelo
                                                ----------------------------
                                             Name:  Mark A. Angelo
                                             Title: Portfolio Manager

PLACEMENT AGENT:
NEWBRIDGE SECURITIES
CORPORATION


By: /S/ Guy S. Amico
    ----------------------------
Name:  Guy S. Amico
Title: President